UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 8, 2008
PDG Environmental, Inc.
(Exact name of registrant as specified in this charter)

Delaware	0-13667	22-2677298
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1386 Beulah Road, Building 801, Pittsburgh, PA	15235
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including area code: (412) 243-3200
NOT APPLICABLE
(Former Name or Former Address, if Changes Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On September 2, 2008, PDG Environmental, Inc. (the “Company”) amended its secured revolving credit facility pursuant to the Third Amendment to Amended and Restated Loan Agreement, effective as of September 2, 2008, among the Company and its subsidiaries (the “Borrowers”) and Huntington Bank (the “Bank”) (the “Third Amendment”). The Third Amendment amends the Amended and Restated Loan Agreement dated as of June 9, 2006, as amended by a Waiver and First Amendment to Amended and Restated Loan Agreement dated as of May 15, 2007, and Second Amendment to Amended and Restated Loan Agreement dated as of July 31, 2007, between the Borrowers and the Bank.
The Third Amendment revised the definition of “Facility D Expiry Date” to extend the date from June 6, 2009 to June 30, 2010.
A copy of the Third Amendment is attached hereto as Exhibit 10.8.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
     (c) Exhibits

Exhibit No.	Description

10.8.2	Third Amendment to Amended and Restated Loan Agreement dated as of September 2, 2008, among the Company and its subsidiaries and Huntington Bank

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PDG Environmental, Inc.
By	/s/John C. Regan
John C. Regan
Chairman and Chief Executive Officer
Date: September 8, 2008

EXHIBIT INDEX
10.8.2	Third Amendment to Amended and Restated Loan Agreement dated as of September 2, 2008, among the Company and its subsidiaries and Huntington Bank